UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2011
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5751 Copley Drive, Suite B
San Diego, CA 92111	92111
(Address of principal executive offices)	(Zip Code)
(858) 966-3000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.02 Results of Operations and Financial Condition
     On January 31, 2011 (Australian Eastern Daylight Time), REVA Medical, Inc. filed its Appendix 4C Quarterly Report (“Quarterly Report”) for the three months and twelve months ended December 31, 2010 with the Australian Securities Exchange.
     The Quarterly Report includes a statement of cash flows prepared in compliance with the requirements of Australian law and the ASX Listing Rules.
     Cash on hand at December 31, 2010 as reported in the Quarterly Report was approximately $81.7 million.
     Item 7.01 Regulation FD Disclosure
     See Item 2.02 above
     Item 9.01 Financial Statements and Exhibits
     (d)                     Exhibits.

Exhibit No.	Description

99.1	Australian Appendix 4C Quarterly Report for the period ended December 31, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: January 31, 2011	/s/ Katrina Thompson
Katrina Thompson
Chief Financial Officer
(principal financial and
accounting officer)

Index to Exhibits

Exhibit No.	Description

99.1	Australian Appendix 4C Quarterly Report for the period ended December 31, 2010.